SECURITIES and EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of Earliest Event Reported):

                                  July 13, 2004
                                  -------------


                                  Navidec, Inc.
                                  -------------
             (Exact Name of Registrant as specified in its charter)

                         Commission File Number 0-29098


        Colorado                                         33-0502730
        --------                                         ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)



             Fiddler's Green Center, 6399 S. Fiddler's Green Circle,
                  Suite 300, Greenwood Village, Colorado 80111
                  --------------------------------------------
                     (Address of Principal Executive Office


                                 (303) 222-1000
                                 --------------
                        (Registrant's Telephone number)

Item 5. Other Events and Regulation FD Disclosure

     On July 12, 2004, Navidec issued a press release announcing that it had entered into a definitive merger agreement with BPZ Energy, Inc. which will become a wholly owned subsidiary of Navidec in a tax free share exchange. Navidec will change its name to BPZ Energy, Inc. Navidec has withdrawn from the merger announced on April 22, 2004, which was intended to acquire Livermore Energy Corporation and BPZ Energy, Inc.

     Under the terms of the agreement current Navidec shareholders will initially own approximately 50% of BPZ. Existing BPZ shareholders will have the right to earn out up to an additional 18 million shares, which would leave current Navidec shareholders with approximately 25% of the combined companies fully diluted.

     The plan of merger still provides that all of the current business operations, assets and liabilities of Navidec will be shifted to our wholly owned subsidiary, Navidec Financial Services, Inc. which will be followed by a spin-out of Navidec Financial Services, Inc. to our current shareholders on a pre-merger basis. This "spin-off" transaction will require the filing of a 1934 Act Registration Statement with the Securities and Exchange Commission and therefore, may take some time to finalize; however, the record date for the receipt of the distribution will be taken prior to the effective date of the merger.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) The following exhibits are filed herewith:

Exhibit No.     Description of Exhibit
-----------     ----------------------
10.1            Merger Agreement dated July 8, 2004 regarding the merger of BPZ and Navidec

99.1            Press Release issued July 12, 2004


                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: July 12, 2004

                                        Navidec, Inc.


                                        By: /s/   John R. McKowen
                                           -------------------------------------
                                                  John R. McKowen,
                                                  Chief Executive Officer